SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

CHAMPION PAIN CARE CORPORATION
(Name of Registrant as Specified in its Charter)

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Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

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(2)

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(3)

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Date Filed:

CHAMPION PAIN CARE CORPORATION

48 Wall Street

New York, NY 10005

Tel: 1-877-966-0311

NOTICE OF ACTION TO BE TAKEN
BY WRITTEN CONSENT

December 21, 2016

Dear Champion Pain Care Corporation Stockholders:

NOTICE IS HEREBY GIVEN that on November 10, 2016, the Board of Directors of Champion Pain Care Corporation, a Delaware corporation (hereinafter, the “Corporation), adopted the following resolution:

To amend our Certificate of Incorporation to authorize the issuance of 10,000,001 shares of preferred stock with a par value of $0.0001 per share, 10,000,000 of which will be designated as Series A Preferred Stock and 1 of which will be designated as Series B Preferred Stock with the Rights and Preferences set forth in the attached Schedules “A” and “B” of Exhibit I (the “Preferred Stock”).

The Corporation obtained the written consent of stockholders holding approximately 68% of the shares of common stock entitled to vote approving an amendment to the Corporation’s Certificate of Incorporation, as described above, and to affect the above-mentioned corporate actions.

The attached Information Statement is being circulated to provide you with notice that the corporate actions have been approved by the written consent of the holders of a majority of the Corporation’s outstanding shares of common stock.  No further action by the Corporation’s stockholders is required. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the corporate action is expected to become effective twenty (20) days after the date a Definitive Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of the Company’s stockholders.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY.

No Action is required by you.  The accompanying Information Statement is furnished only to inform our stockholders of the action described above before those actions take place in accordance with the requirements of United States federal securities laws. The Information Statement is being mailed on or about December 21, 2016 to all of the Corporation’s stockholders of record as of the close of business on November 14, 2016.

By Order of the Board of Directors of

Champion Pain Care Corporation

/s/ Terrance Owen_______

Terrance Owen

CFO

CHAMPION PAIN CARE CORPORATION

48 Wall Street, New York, NY 10005

1-877-966-0311

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

 YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement has been filed with the United States Securities and Exchange Commission (the “SEC”) and is being furnished to the holders of the outstanding shares of common stock, par value $0.0001 per share, of Champion Pain Care Corporation, a Delaware corporation (“we,” “us,”  “our” or the “Corporation”). The purpose of this Information Statement is to provide notice that a majority of the Corporation’s stockholders, holding 83,026,667 shares or approximately 68% of the Corporation’s issued and outstanding shares of common stock as of the record date of November 14, 2016 (the “Consenting Shareholders” and “Record Date,” respectively) approved an amendment to the Corporation’s Certificate of Incorporation authorizing the issuance of 10,000,001 shares of preferred stock with a par value of $0.0001 per share, 10,000,000 of which will be designated as Series A Preferred Stock and 1 of which will be designated as Series B Preferred Stock with the Rights and Preferences set forth in the attached Schedules “A” and “B” to Exhibit I (the “Preferred Stock”).

The Corporation will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of its common stock. This Information Statement is expected to be sent out on or about December 21, 2016 (the “Mailing Date”) to the stockholders of the Corporation as of the Record Date.

The Corporation expects to authorize the issuance of the Preferred Stock by filing the Amendment to the Corporation’s Certificate of Incorporation with the Delaware Secretary of State approximately twenty (20) days after the Mailing Date.

The Corporation is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Delaware General Corporation Law (the “DGCL). No additional action will be undertaken by the Corporation with respect to the receipt of the written consents, and no dissenters’ rights are afforded under the DGCL as a result of the adoption of the corporate actions.

AMENDMENT TO CERTIFICATE OF INCORPORATION

TO AUTHORIZE THE ISSUANCE OF PREFERRED STOCK

Effective November 10, 2016, the Corporation’s Board of Directors approved an amendment to the Corporation’s Certificate of Incorporation to authorize the Preferred Stock. Other than authorizing the Preferred Stock, the Amendment to the Certificate of Incorporation does not amend the Corporation’s Certificate of Incorporation as presently in effect.

Preferred stock usually grants the holders certain preferential rights in voting, dividends, liquidation and/or other rights in preference over the Common Stock. Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for the Company, or as may be required by the capital markets, the Board and the Consenting Stockholders authorized the creation of the Series A and Series B Preferred Stock to be issued in connection with a proposed financing.

This authorization grants the Company the power to issue up to 10,000,001 shares of Preferred Stock. The special rights, powers and the qualifications of the Preferred Stock are set forth in the Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series A Preferred Stock and the Series B Preferred Stock attached as Schedules A and B, respectively, to Exhibit I attached hereto.

A copy of the proposed Amendment to the Certificate of Incorporation is attached as Exhibit I to this Information Statement.

Reasons for authorizing the Preferred Stock

The purpose of authorizing the Preferred Stock is to enable the Corporation, as a condition to a financing, to issue the Preferred Stock to an investor agreeing to provide the Corporation with such financing that it requires to continue its operations. The issuance of the Preferred Stock will provide the holders of the Preferred Stock with the Rights and Preferences set forth in the attached Schedules “A” and “B” of Exhibit I and will have a dilutive effect to our existing stockholders if the Series A Preferred Stock are converted to Common Stock.  The Series B Preferred Stock is denominated “Series B Super Voting Preferred Stock” and the holder of the Series B Preferred Stock will have voting control of the Corporation on a fully diluted basis as more fully set forth on Schedule B to Exhibit I attached hereto.

Authorized Preferred Stock and Amended Certificate of Incorporation Approved by Written Consent in Lieu of Meeting

The corporate actions were approved by written consent resolutions executed by the holders of a majority of the outstanding shares of common stock entitled to vote on the Record Date in lieu of holding a meeting of the Corporation’s stockholders. On the Record Date, those stockholders held 83,026,667 shares of common stock or approximately 68% of the outstanding shares of the Corporation’s common stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. The remaining stockholders of the Corporation will not be given an opportunity to vote with respect to the corporate actions. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the proposed actions to be taken by written consent.

The elimination of the need for a meeting of stockholders to approve these actions is made possible by Section 228 of the DGCL, which generally provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by persons holding a majority of the outstanding voting securities of the corporation.

Expected Authorization of the Preferred Stock and Amended Certificate of Incorporation

Under Section 14(c) of the Securities Exchange Act of 1934 (the “Exchange Act”), the corporate actions cannot become effective until twenty (20) days after the date that this Information Statement is sent to the Corporation’s stockholders.

To authorize the Preferred Stock, the Corporation intends to file the Amendment to the Certificate of Incorporation with the Delaware Secretary of State approximately 20 days after the date that this Information Statement is first sent to the Corporation’s Stockholders of record as of the Record Date. A copy of the Amended Certificate of Incorporation to be filed is attached as Exhibit I to this Information Statement.

No Appraisal Rights

Under the Delaware General Corporation Law, the Corporation’s stockholders are not entitled to appraisal or discount rights with respect to the Preferred Stock or the adoption of the Amended Certificate of Incorporation.

OUTSTANDING VOTING STOCK OF THE CORPORATION

The Board of Directors of the Corporation fixed the close of business on November 14, 2016 as the record date for determining the stockholders entitled to approve the Corporate Actions and to receive copies of this Information Statement (the “Record Date”).  As of the Record Date, there were 121,813,500 shares of common stock outstanding. The Corporation’s common stock constitutes the sole outstanding class of its voting securities.  Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information concerning the number of shares of the Corporation’s common stock owned beneficially as of the Record Date by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of its voting securities, (ii) each of the Corporation’s directors and each of its named executive officers (as defined under Item 402(m)(2) of Regulation S-K), and (iii) officers and directors as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following tables does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.  As of the Record Date, there were 121,813,500 shares of the Corporation’s common stock issued and outstanding.

Security Ownership of Certain Beneficial Owners and Management

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (4)	Percent of Class (5)
Common Stock	Terrance Owen, CFO & Director(1)	3,750,000	3.08%
Common Stock	Jack Fishman, President & Director(1)	3,750,000	3.08%
Common Stock	Emil Schiller, COO & Director(1)	6,000,000	4.93%

Common Stock	Garland A. Brown, Jr., CEO & Director(2)	10,000,000	8.21%
Common Stock	Square Bear Trust of Mark and Melissa Conner, dated February 28, 2014 (2)(3)	11,250,000	9.24%
Common Stock	Champion Care Corporation(1)	40,276,667	33.06%
Common Stock	Directors and Executive Officers (as a group)	34,750,000	28.53%

(1) The address for the Beneficial Owner is c/o Champion Care Corp., 635 Fourth Line, Unit 1, Oakville, ON, L6L 5B0, Canada

(2) The address for the Beneficial Owner is 6263 North Scottsdale Road, Suite 340, Scottsdale, Arizona 85250

(3) The Beneficial Owner is Mark H. Conner, COO of the Company.

(4) The persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(5) Based on 121,813,500 shares deemed outstanding as of November 14, 2016.

CHANGES IN CONTROL

The Corporation is not aware of any other arrangement that may result in a change in control of the Corporation.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The Corporation will only deliver one Information Statement to multiple stockholders sharing an address unless the Corporation has received contrary instructions from one or more of the stockholders. The Corporation will promptly deliver a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

Champion Pain Care Corporation

48 Wall Street

New York, NY 10005

Tel: 1-877-966-0311

Stockholders may also address future requests for separate delivery of Information Statements and/or annual reports by contacting the Corporation at the address listed above.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest,

direct or indirect, in the corporate actions.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Corporation is subject to the Exchange Act and is required to file reports, proxy statements, and other information with the Securities and Exchange Commission regarding the business, financial condition, and other matters of the Corporation pursuant to and in accordance with the Exchange Act.  You may read and copy the reports, proxy statements, and other information filed by the Corporation from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The reports, proxy statements, and other information filed with the Securities and Exchange Commission are also available to the public over the internet at http://www.sec.gov, the internet website of the Securities and Exchange Commission.  All inquiries regarding the Corporation should be addressed to the principal executive offices of the Corporation at 48 Wall Street, New York, NY 10005 Tel: 1-877-966-0311.

BY ORDER OF THE BOARD OF DIRECTORS OF CHAMPION CARE CORPORATION

Date: December 21, 2016

/s/ Terrance Owen
Terrance Owen CFO

EXHIBIT I

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

CHAMPION PAIN CARE CORPORATION

First:

That the Board of Directors of Champion Pain Care Corporation, a Delaware corporation (the “Corporation”) by Unanimous Written Consent dated as of November 10, 2016, adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for the submission of such amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment was as follows:

RESOLVED, that by amendment to the Corporation’s Certificate of Incorporation, Article “FOURTH” shall be deleted and the following shall be inserted in its place and stead:

“FOURTH: The total number of shares of capital stock, which this corporation is authorized to issue, is Five Hundred and Ten Million and One (510,000,001) all with a par value of $0.0001 per share, Five Hundred Million (500,000,000) of which shall be designated as Common Stock and Ten Million and One (10,000,001) of which shall be designated as Preferred Stock, of which, Ten Million (10,000,00)  shall be designated as Series A Preferred Stock and One (1) shall be designated as Series B Preferred Stock with the Series A and Series B Preferred Stock granted the Rights and Preferences set forth in the attached Schedules “A” and “B.”

Second: That pursuant to Section 228 of the General Corporation Law of the State of Delaware, a consent setting forth the resolutions approving the amendment set forth above was signed by holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted.

Third:

 That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Chief Financial Officer as of the 21st day of December, 2016.

By: /s/ Terrance Owen

                            Terrance Owen, CFO

SCHEDULE A

CERTIFICATE OF DESIGNATION

of the

PREFERENCES, RIGHTS, LIMITATIONS, QUALIFICATIONS AND RESTRICTIONS

of the

SERIES A PREFERRED STOCK

of

CHAMPION PAIN CARE CORPORATION

Champion Pain Care Corporation, a Delaware corporation (the “Corporation”), hereby certifies that, pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) by its Articles of Incorporation, on November 10, 2016, the Board duly adopted the following resolution providing for the authorization of Ten Million (10,000,000) shares of the Corporation’s Series A Preferred Stock (the “Series A Preferred Stock”):

RESOLVED, that pursuant to the authority vested in the Board by the Corporation’s Articles of Incorporation, the Board hereby establishes from the Corporation’s authorized class of preferred stock a new series to be known as “Series A Preferred Stock,” consisting of Ten Million (10,000,000) shares, and hereby determines the designation, preferences, rights, qualifications, limitations and privileges of the Series A Preferred Stock of the Corporation to be as follows:

1.

Designation and Amount; Designated Holder.  Of the Ten Million and One (10,000,001) shares of the Company’s authorized Preferred Stock, $0.0001 par value per share, Ten Million (10,000,000) shares are designated as “Series A Preferred Stock,” with the rights and preferences set forth below. Only one person or entity is entitled to be designated as the owner of all of the Series A Preferred Stock (the “Holder”), in whose name the initial certificates representing the Series A Preferred Stock shall be issued. Any transfer of the Series A Preferred Stock to a different Holder must be approved in advance by the Corporation; provided, however, the Holder shall have the right to transfer the Series A Preferred Stock, or any portion thereof, to any affiliate of Holder or nominee of Holder, without the approval of the Corporation.

2.

Rank.  The Series A Preferred Stock shall rank: (i) senior to all of the Common Stock, par value $0.0001 per share, of the Corporation (“Common Stock”); and (ii) senior to all other classes or series of capital stock of the Corporation currently outstanding or that specifically provide that it ranks junior to any Series A Preferred Stock (collectively, with the Common Stock, “Junior Securities”), in each case as to distribution of any asset or property of the Corporation upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (all such distributions being referred to as “Distributions”).

3.

Voting Rights.  Except as provided by law or by the other provisions of this Certificate of Designation, the Holder of shares of Series A Preferred Stock shall not be entitled to vote on any matter, except as expressly required by applicable law, or unless the Series A Preferred Stock has been converted, in which case the Holder shall be entitled to vote the shares of Common Stock it received in conversion thereof, in the same manner as other holders of Common Stock.  In the event the Holder of Series A Preferred Stock is entitled to vote pursuant to applicable law, the Holder shall be entitled to vote on an as converted basis, together with the holders of Common Stock.

4.

Covenants.

a)

The Corporation shall not amend, alter, change or repeal the preferences, privileges, special rights or other powers of the Series A Preferred Stock so as to adversely affect the Series A Preferred Stock, without the written consent of the Holder.

b)

So long as shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of Holder: (i) dissolve the Corporation or effectuate a liquidation; (ii) alter, amend, or repeal the Certificate of Incorporation of the Corporation; (iii) agree to any provision in any agreement that would impose any restriction on the Corporation’s ability to honor the exercise of any rights of the Holder of the Series A Preferred Stock; (iv) do any act or thing not authorized or contemplated by this Certificate which would result in taxation of the

Holder of shares of the Series A Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended); or (v) issue any securities of the Corporation with rights that are senior to the Series A Preferred Stock.

5.

Dividends.  The Holder of the Series A Preferred Stock will not be entitled to participate with the holders of Common Stock in any dividends or distributions, unless the Series A Preferred Stock has been converted, in which case the Holder shall be entitled to participate in any dividends or distributions in the same manner as other holders of Common Stock.

6.

Liquidation Rights/Cancellation/Redemption.  Upon any liquidation, dissolution or winding up of the Corporation, the Holder of outstanding shares of Series A Preferred Stock will be entitled to be paid the “Liquidation Preference” (as hereinafter defined), in preference to any Distributions to the holders of the Junior Securities, including, without limitation, the Common Stock. The “Liquidation Preference” shall de defined and calculated as follows: (i) an amount equal to the “Advisory Fee” in the aggregate (not on a per share basis); less (ii) any net cash proceeds received by the Holder from any previous sales of “Series A Conversion Shares,” or “Advisory Common Stock,” less any “Advisory Fee Payments” previously received by Holder; and less (iii) any payments previously received by Holder in redemption of shares of Series A Preferred Stock, Series A Conversion Shares, or Advisory Common Stock.  Upon request by the Corporation, Holder of Series A Preferred Stock shall provide to the Corporation from time to time all documents necessary for the adjustments in the Liquidation Preference due to the sale or disposition of any Series A Preferred Stock, Series A Conversion Shares, or Advisory Common Stock. Once the Liquidation Preference is calculated as zero, the Holder shall not be entitled to any further proceeds remaining from the liquidation of the Corporation, any remaining shares of Series A Preferred Stock shall automatically be cancelled, and Holder shall surrender to the Corporation any certificates evidencing remaining shares of Series A Preferred Stock for cancellation.  The capitalized terms “Advisory Fee,” “Series A Conversion Shares,” “Advisory Common Stock,” and “Advisory Fee Payments” shall have the meaning ascribed to such terms in that certain Credit Agreement between the Corporation, as borrower, and Holder, as Lender, among others, dated as of March 31, 2016, and made effective as of December 1, 2016 (such Credit Agreement, as same may be amended, renewed, supplemented, or otherwise modified from time to time, the “Credit Agreement”).

7.

Conversion Rights.

(a)

The Holder may convert such shares of Series A Preferred Stock, in whole or in part, at any time after the issuance thereof, or from time-to-time thereafter, upon written notice to the Corporation, subject to the terms set forth below. Each share of Series A Preferred Stock may, or shall, be converted into shares of the Corporation’s authorized but unissued Common Stock (the “Conversion Shares”) equal to: (i) one; divided by (ii) the average of the volume weighted average price for the Common Stock for the five (5) business days immediately prior to the date a “Conversion Notice” (as hereinafter defined) is provided to the Corporation, as reported by Bloomberg (the “VWAP”); provided, however, in no event shall conversion of the Series A Preferred Stock result in the issuance of Conversion Shares to Holder in excess of the Beneficial Ownership Limitation; and further provided, however, that notwithstanding anything contained herein to the contrary, if, based on the VWAP at the time of conversion, the conversion of the Series A Preferred Stock would result in the issuance of Conversion Shares in excess of the Beneficial Ownership Limitation, then upon any such conversion, the Corporation shall only issue Conversion Shares to the Holder up to the Beneficial Ownership Limitation, subject at all times to the make-whole adjustments set forth in the Credit Agreement.

(b)

No fractional shares of Common Stock shall be issued upon the conversion of the Series A Preferred Stock.  If the number of shares to be issued to the Holder of the Series A Preferred Stock is not a whole number, then the number of the shares shall be rounded up to the nearest whole number.

(c)

Mechanics of Conversion.   In the case of a conversion, before Holder shall be entitled to convert the same into shares of Common Stock, it shall provide a conversion notice (the “Conversion Notice”), which Conversion Notice shall specify the VWAP as of the conversion date, the number of Conversion Shares to be issued in connection with such conversion, and the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The calculations and entries set forth in the Conversion Notice shall control in the absence of manifest or mathematical error. To effect conversions of Series A Preferred Stock, the Holder shall not be required to surrender the certificate(s) representing the Series A Preferred Stock to the Corporation unless all of the shares of Series A Preferred Stock represented thereby are so converted, in which case such Holder shall surrender to the Corporation or its transfer agent, the certificate or certificates representing the shares of Series A Preferred Stock to be converted, or if the Holder notifies the Corporation or its transfer agent that such certificate or certificates have been lost, stolen or destroyed, upon the execution and delivery of an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any losses incurred by it in connection therewith. Partial conversions hereunder where the certificate(s) representing the shares of Series A Preferred Stock are not surrendered shall have the effect of reducing the number of shares represented by such certificate(s) by the number of shares of Series A Preferred Stock converted in each applicable conversion, as set forth in each Conversion Notice.  The Holder and the Corporation shall maintain records showing the amount of shares of Series A Preferred Stock converted upon each conversion, and the number of shares of Series A Preferred Stock remaining to be converted. The Corporation shall, as soon as practicable after receipt of a Conversion Notice, and in any case within five (5) business days of the Corporation’s receipt of the Conversion Notice (the “Share Delivery Date”), issue and deliver at such office to the Holder, or to the nominee or nominees of such Holder, as set forth in the Conversion Notice, a certificate or certificates representing the Conversion Shares to which such Holder shall be entitled as aforesaid; provided that such Holder or nominee(s), as the case may be, shall be deemed to be the owner of record of such Common Stock as of the date that the Conversion Notice is delivered to the Corporation.

(d)

Failure to Deliver Certificates. If in the case of any Conversion Notice, the certificate or certificates representing the Conversion Shares issuable upon such conversion are not delivered to or as directed by the Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such certificate or certificates, to rescind such Conversion Notice, in which event the Corporation shall promptly return to the holder any original certificates representing Series A Preferred Stock delivered to the Corporation and the Holder shall promptly return to the Corporation the Common Stock certificates unsuccessfully tendered for conversion to the Corporation, to the extent later received by the Holder.

(e)

Obligation Absolute; Partial Liquidated Damages. The Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of the Series A Preferred Stock, or any portion thereof, in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity, or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other person or entity of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person or entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder.  In the event Holder shall elect to convert the Series A Preferred Stock, or any portion thereof, the Corporation may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Series A Preferred Stock by Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of Holder in the amount of 150% of the aggregate value into which such Series A Preferred Stock are to be converted as provided above, which bond shall remain in effect until the completion of litigation or other proceeding of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains final adjudication. In the absence of such injunction, the Corporation shall issue Conversion Shares upon a properly noticed conversion.  If the Corporation fails to deliver to Holder the certificate or certificates representing the Conversion Shares by the Share Delivery Date, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $500.00 per trading day

(increasing to $1,000.00 per trading day on the tenth (10th) trading day after such damages begin to accrue) for each trading day after the Share Delivery Date until such certificates are delivered or Holder rescinds such conversion. Nothing herein shall limit Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(f)

Issue Taxes. The Corporation shall pay all issue taxes, if any, incurred in respect of the issue of any Conversion Shares on conversion.

(g)

Valid Issuance. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and non-assessable, free from preemptive rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

(h)

Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will call and hold a special meeting of the shareholders within twenty (20) business days of such occurrence, for the sole purpose of increasing the number of shares authorized to an amount sufficient to allow a full conversion by the Holder of the Series A Preferred Stock. The Corporation’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized.

(i)

Notice to Allow Conversion by Holder.  If: (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on any of its Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of any of the Common Stock, (C) the Corporation shall authorize the granting to all holders of  Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the Series A Preferred Stock, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Corporation’s records, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating: (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to convert the Series A Preferred Stock during the 10-day period commencing on the date of such notice through the effective date of the event triggering such notice.

(j)

The Holder’s Conversion Limitations.  The Corporation shall not effectuate any conversion of Series A Preferred Stock, and the Holder shall not have the right to convert any portion of the Series A Preferred Stock, to the extent that after giving effect to the conversion set forth on the Conversion Notice submitted by the Holder, the Holder (together with the Holder’s affiliates and any persons acting as a group together with the Holder or any of the Holder’s affiliates) would beneficially own shares of Common Stock in excess of the “Beneficial Ownership Limitation” (as defined herein).  To ensure compliance with this restriction, prior to delivery of any Conversion Notice, the Holder shall have the right to request that the Corporation provide to the Holder a written statement of the percentage ownership of the Corporation’s Common Stock that would be beneficially owned by the Holder and its affiliates in the Corporation if the Holder converted such portion of the Series A Preferred Stock then intended to be converted by Holder.  The Corporation shall, within two (2) business days of such request, provide Holder with the requested information in a written statement, and the Holder shall be entitled to rely on such written statement from the Corporation in issuing its Conversion Notice and ensuring that its ownership of the Corporation’s Common Stock is not in excess of the Beneficial Ownership Limitation.  The restriction described in this Section may be waived by Holder, in whole or in part, upon notice not less than sixty-one (61) days prior written notice from the Holder to the Corporation to increase such percentage.  For purposes hereof, the “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series A Preferred Stock then being converted.  The limitations contained in this Section shall apply to a successor holder of the Series A Preferred Stock.

(k)

Rights Subject to Credit Agreement.  The Series A Preferred Stock is being issued to Holder in connection with the Credit Agreement.  The Series A Preferred Stock, and any Conversion Shares issued upon conversation thereof, shall be subject to the terms and conditions of the Credit Agreement relating to the Series A Preferred Stock, and any Conversion Shares, including, without limitation, the adjustment provisions, mandatory redemption provisions, and other provisions set forth in the Credit Agreement.

8.

Severability.  If any right, preference or limitation of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

9.

Amendment and Waiver.  This Certificate of Designation shall not be amended, either directly or indirectly or through merger or consolidation with another entity, in any manner that would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them materially and adversely without the consent of the Holder.  Subject to the preceding sentence, any amendment, modification or waiver of any of the terms or provisions of the Series A Preferred Stock shall be binding upon the Holder.

10.

Replacement.  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction, or mutilation of any certificate evidencing shares of Series A Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution or other institutional investor its own agreement shall be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Corporation, at its expense, shall execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such Series represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

11.

Notices.  Any notice required by the provisions of this Certificate of Designation shall be given in accordance with the terms of the Credit Agreement.

12.

Cumulative Remedies.  Nothing contained in this Certificate of Designations shall prohibit, prevent, or otherwise preclude Holder from enforcing the Credit Agreement and other “Loan Documents” (as defined in the Credit Agreement) and its rights and remedies thereunder, through any and all other rights and remedies available to Holder under the Credit Agreement and all other Loan Documents, it being acknowledged by the Corporation that the rights to convert the Series A Preferred Stock and to sell shares of Common Stock are in addition to all other rights and remedies available to Holder under the Credit Agreement and other Loan Documents.

* * * * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be executed by Terrance Owen, CFO of the Corporation, this 1st day of December, 2016.

By:

/s/ Terrance Owen

Name:

Terrance Owen

Title:

CFO

SCHEDULE B

CERTIFICATE OF DESIGNATION

of the

PREFERENCES, RIGHTS, LIMITATIONS, QUALIFICATIONS AND RESTRICTIONS

of the

SERIES B SUPER VOTING PREFERRED STOCK

of

CHAMPION PAIN CARE CORPORATION

Champion Pain Care Corporation, a Delaware corporation (the “Corporation”), hereby certifies that, pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) by its Articles of Incorporation, on November 10, 2016, the Board duly adopted the following resolution providing for the authorization of one (1) share of the Corporation’s Series B Super Voting Preferred Stock (the “Series B Super Voting Preferred Stock”):

RESOLVED, that pursuant to the authority vested in the Board by the Corporation’s Articles of Incorporation, the Board hereby establishes from the Corporation’s authorized class of preferred stock a new series to be known as “Series B Super Voting Preferred Stock,” consisting of One (1) share, and hereby determines the designation, preferences, rights, qualifications, limitations and privileges of the Series B Super Voting Preferred Stock of the Corporation to be as follows:

1.

Designation and Amount; Designated Holder.  Of the Ten Million and One (10,000,001) shares of the Company’s authorized Preferred Stock, $0.0001 par value per share, One (1) share is designated as “Series B Super Voting Preferred Stock,” with the rights and preferences set forth below. Only one person or entity is entitled to be designated as the owner of all of the Series B Super Voting Preferred Stock (the “Holder”), in whose name the initial certificates representing the Series B Super Voting Preferred Stock shall be issued. Any transfer of the Series B Super Voting Preferred Stock to a different Holder must be approved in advance by the Corporation; provided, however, the Holder shall have the right to transfer the Series B Super Voting Preferred Stock, or any portion thereof, to any affiliate of Holder or nominee of Holder, without the approval of the Corporation.

2.

Rank.  The Series B Super Voting Preferred Stock shall rank: (i) senior to all of the Common Stock, par value $0.0001 per share, of the Corporation (“Common Stock”); (ii) senior to all other classes or series of capital stock of the Corporation currently outstanding (other than Series A preferred Stock) or that specifically provide that it ranks junior to any Series B Super Voting Preferred Stock (collectively, with the Common Stock, “Junior Securities”); and (iii) junior to the Series A Preferred Stock of the Corporation and any other class or series of capital stock of the Corporation which specifically provides that it will rank senior in preference or priority to the Series B Super Voting Preferred Stock (“Senior Securities”), in each case as to distribution of any asset or property of the Corporation upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (all such distributions being referred to as “Distributions”).

3.

Voting Rights.  The Holder of the Series B Super Voting Preferred Stock shall be entitled to vote on all matters subject to a vote or written consent of the holders of the Corporation’s Common Stock, and on all such matters, the share of Series B Super Voting Preferred Stock shall be entitled to that number of votes equal to the number of votes that all issued and outstanding shares of Common Stock and all other securities of the Corporation are entitled to, as of any such date of determination, on a fully diluted basis, plus one million (1,000,000) votes, it being the intention that the Holder of the Series B Super Voting Preferred Stock shall have effective voting control of the Corporation, on a fully diluted basis.  The Holder  of  the Series B Super  Voting Preferred  Stock shall  vote together  with the holders of Common Stock as a single class.

4.

Covenants.

a)

The Corporation shall not amend, alter, change or repeal the preferences, privileges, special rights or other powers of the Series B Super Voting Preferred Stock so as to adversely affect the Series B Super Voting Preferred Stock, without the written consent of the Holder.

b)

So long as shares of Series B Super Voting Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of Holder, which consent may be withheld in the Holder’s sole and absolute discretion: (i) dissolve the Corporation or effectuate a liquidation; (ii) alter, amend, or repeal the Certificate of Incorporation of the Corporation; (iii) agree to any provision in any agreement that would impose any restriction on the Corporation’s ability to honor the exercise of any rights of the Holder of the Series B Super Voting Preferred Stock; (iv) do any act or thing not authorized or contemplated by this Certificate which would result in taxation of the Holder of shares of the Series B Super Voting Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended); or (v) issue any securities of the Corporation of any nature or kind, including securities convertible into any capital stock of the Corporation.

5.

Dividends.  The Holder of the Series B Super Voting Preferred Stock will not be entitled to participate with the holders of Common Stock in any dividends.

6.

Board Rights.  The Holder of the Series B Super Voting Preferred Stock, voting as a separate class, shall be entitled to elect one (1) individual to the Board of Directors of the Corporation (the “Series B Director”).   The Series B Director may be removed at any time as a director on the Board (with or without cause) upon, and only upon, the written request of the Holder of the Series B Super Voting Preferred Stock.  In the event that a vacancy is created on the Board at any time due to the death, disability, retirement, resignation or removal of the Series B Director, then the Holder of the Series B Super Voting Preferred Stock shall have the right to designate an individual to fill such vacancy. In the event that the Holder of the Series B Super Voting Preferred Stock shall fail to designate in writing a representative to fill the vacant Series B Director seat on the Board, then such Board seat shall remain vacant until such time as the Holder of the Series B Super Voting Preferred Stock elects an individual to fill such seat in accordance with this Section 6, and during any period where such seat remains vacant, the Board nonetheless shall be deemed duly constituted.

7.

Rights Subject to Credit Agreement.  The Series B Super Voting Preferred Stock is being issued to Holder in connection with that certain Credit Agreement between the Corporation, as borrower, and Holder, as lender, among others, dated as of March 31, 2016, and made effective as of December 1, 2016 (such Credit Agreement, as same may be amended, renewed, supplemented, or otherwise modified from time to time, the “Credit Agreement”).  The Series B Super Voting Preferred Stock shall be subject to the terms and conditions of the Credit Agreement relating to the Series B Super Voting Preferred Stock, including, without limitation, the adjustment provisions, mandatory redemption provisions, and other provisions set forth in the Credit Agreement.

8.

Severability.  If any right, preference or limitation of the Series B Super Voting Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

9.

Amendment and Waiver.  This Certificate of Designation shall not be amended, either directly or indirectly or through merger or consolidation with another entity, in any manner that would alter or change the powers, preferences or special rights of the Series B Super Voting Preferred Stock so as to affect them materially and adversely without the consent of the Holder.  Subject to the preceding sentence, any amendment, modification or waiver of any of the terms or provisions of the Series B Super Voting Preferred Stock shall be binding upon the Holder.

10.

Replacement.  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction, or mutilation of any certificate evidencing shares of Series B Super Voting Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution or other institutional investor its own agreement shall be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Corporation, at its expense, shall execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such Series represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

11.

Notices.  Any notice required by the provisions of this Certificate of Designation shall be given in accordance with the terms of the Credit Agreement.

12.

Cumulative Remedies.  Nothing contained in this Certificate of Designations shall prohibit, prevent, or otherwise preclude Holder from enforcing the Credit Agreement and other “Loan Documents” (as defined in the Credit Agreement) and its rights and remedies thereunder, through any and all other rights and remedies available to Holder under the Credit Agreement and all other Loan Documents, it being acknowledged by the Corporation that the rights and preferences of the Series B Super Voting Preferred Stock are in addition to all other rights and remedies available to Holder under the Credit Agreement and other Loan Documents.

* * * * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be executed by Terrance Owen, CFO of the Corporation, this 21st day of December, 2016.

By:

/s/ Terrance Owen

Name:

Terrance Owen

Title:

CFO